As filed with the Securities and Exchange Commission on November 21, 2025

Registration No. 333-257897

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUOS TECHNOLOGIES GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	65-0493217
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7660 Centurion Parkway, Suite 100

Jacksonville, FL 32256

(904) 296-2807

(Address of Principal Executive Offices, Including Zip Code)

2016 Equity Incentive Plan, as Amended

(Full Title of the Plan)

Leah F. Brown
Chief Financial Officer
Duos Technologies Group, Inc.
7660 Centurion Parkway, Suite 100

Jacksonville, FL 32256

(Name and Address of Agent for Service)

(904) 296-2807

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

J. Thomas Cookson, Esq.

Shutts & Bowen LLP

200 South Biscayne Boulevard, Suite 4100

Miami, FL 33131

(305) 358-6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Duos Technologies Group, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Post-Effective Amendment”) to deregister the unissued and unsold shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that were originally registered by the Company pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 14, 2024 (Registration Statement No. 333-257897 and referred to herein as the “Prior Registration Statement”) for offer or sale pursuant to the Company’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”).  The Prior Registration Statement registered 405,334 shares of Common Stock for issuance under the 2016 Plan.

The 2016 Plan has expired. No awards are outstanding under the 2016 Plan and no future awards will be made under the 2016 Plan.  In accordance with an undertaking made by the Company, this Post-Effective Amendment is being filed solely to deregister the 245,886 shares of Common Stock registered under the Prior Registration Statement that will not be used for awards under the 2016 Plan.  Such shares are hereby deregistered under the 2016 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 21, 2025.

DUOS TECHNOLOGIES GROUP, INC.

By:	/s/ Charles P. Ferry
Charles P. Ferry
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles P. Ferry	Chief Executive Officer, Director	November 21, 2025
CHARLES P. FERRY	(Principal Executive Officer)

/s/ Leah F. Brown	Chief Financial Officer	November 21, 2025
LEAH F. BROWN	(Principal Financial Officer and Principal Accounting Officer)

/s/ Brian J. James	Director	November 21, 2025
BRIAN J. JAMES

*	Director	November 21, 2025
FRANK A. LONEGRO

*	Director	November 21, 2025
NED MAVROMMATIS

*	Chairman of the Board	November 21, 2025
JAMES CRAIG NIXON

* By:	/s/ Charles P. Ferry Charles P. Ferry Attorney-in-fact